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Exhibit 22.  Subsidiaries of the Company.
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
                                                               STATE OF
       SUBSIDIARY                                            INCORPORATION
       ----------                                            -------------
GASWAY INC.                                                  New York

GETTY TERMINALS CORP.                                        New York

KINGSTON OIL SUPPLY CORP.                                    New York

PT PETRO CORP.                                               New York